Exhibit 33.3

Computershare

9062 Old Annapolis Road

Columbia, Maryland 21045

www.computershare.com

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

Computershare Corporate Trust- ABS Platform

The management (“Management”) of the Computershare Corporate Trust division of Computershare Trust Company, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable to the servicing platform for the period as follows:

Purchase of corporate trust business. On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo”) and certain of its affiliates entered into a definitive agreement with the Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (“Computershare Limited,” collectively with the Company and CDTC, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) division. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. As of December 31, 2021, Wells Fargo has not transferred to the Company its trustee, paying agent, and/or related roles, and the duties, rights, and liabilities for such roles, under the relevant agreements for any of the ABS Platform transactions. During the Period (defined below), for almost all the ABS Platform transactions1, the Company performed most of Wells Fargo’s contractual activities as its agent. As a result, the Company and Wells Fargo have determined that the Company is a party participating in the servicing function with respect to the ABS Platform, and accordingly, the Company is taking responsibility for assessing its compliance with the Applicable Servicing Criteria (defined below) relevant to the servicing activities performed by the Company for the ABS Platform, as of and for the two months ended December 31, 2021.

Period: As of November 1, 2021 through and including December 31, 2021 (the “Period”).2

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, either directly in the related role for such services or as the agent of the party performing such services, and for which either (i) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company (and/or the party for whom it acts as agent) has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) any ABS transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

[1]	The only ABS Platform transactions for which the Company does not act as agent for Wells Fargo are those that closed during the Period and for which the Company serves directly in the related role(s).
[2]

The Period is only two months because, prior to November 1, 2021, the Company did not have any corporate trust business for the transactions in the ABS Platform that obligated it to issue an assessment of compliance under Item 1122(d) of Regulation AB.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d) applicable to the Company’s obligations, or the obligations of the party for whom the Company ultimately acts as agent, in either case under the related transaction agreements with respect to the ABS Platform for the Period (as applicable, the “Company’s Obligations”), in the related transaction agreements with respect to the ABS Platform for the Period, except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which Management has determined are not applicable to the Company’s Obligations in the related transaction agreements with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only as it relates to the Company’s Obligation to distribute or make available to investors, in accordance with the timeframes set forth in the transaction agreements, the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the Company’s obligation to make remittances to investors in accordance with the transaction agreements; and (c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to the Company’s Obligation to obtain an Officer’s Certificate from the servicer and report any additions, removals and substitutions to investors on the relevant investor report, in each case, in accordance with the transaction agreements (the “Applicable Servicing Criteria”).

Third parties classified as vendors: With respect to servicing criterion 1122(d)(2)(vi), the Company has engaged a vendor for certain transactions in the ABS Platform to handle making payments to investors and/or third parties by check, and such vendor also safeguards any unissued checks. Management has determined that the vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and Management elects to take responsibility for assessing compliance with the portion of the servicing criterion applicable to this vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (“C&DI 200.06”). The Company has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criterion applicable to the vendor. Management is solely responsible for determining that the Company meets the SEC requirements to apply C&DI 200.06 for the vendor and related criterion.

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to Applicable Servicing Criteria 1122(d)(4)(i) and 1122(d)(4)(xv), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied in all material respects with the Applicable Servicing Criteria.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

Computershare Trust Company, National Association

By:	/s/ Eileen R. O’Connor
Eileen R. O’Connor

Title:	Senior Vice President

Dated:	February 18, 2022

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions

CTCNA Deal Identifier	Long Name

BANKONESER1	Chase Issuance Trust

CARVANA2020P1	Carvana Auto Receivables Trust 2020-P1

CARVANA2021N1	Carvana Auto Receivables Trust 2021-N1

CARVANA2021N2	Carvana Auto Receivables Trust 2021-N2

CARVANA2021N3	Carvana Auto Receivables Trust 2021-N3

CARVANA2021N4	Carvana Auto Receivables Trust 2021-N4

CARVANA2021P1	Carvana Auto Receivables Trust 2021-P1

CARVANA2021P2	Carvana Auto Receivables Trust 2021-P2

CARVANA2021P3	Carvana Auto Receivables Trust 2021-P3

CARVANA2021P4	Carvana Auto Receivables Trust 2021-P4

CITEL051	CIT Education Loan Trust 2005-1

EART203	Exeter Automobile Receivables Trust 2020-3

EART212	Exeter Automobile Receivables Trust 2021-2

GMALT193	GM Financial Automobile Leasing Trust 2019-3

GMALT201	GM Financial Automobile Leasing Trust 2020-1

GMALT202	GM Financial Automobile Leasing Trust 2020-2

GMALT203	GM Financial Automobile Leasing Trust 2020-3

GMALT211	GM Financial Automobile Leasing Trust 2021-1

GMALT212	GM Financial Automobile Leasing Trust 2021-2

GMALT213	GM Financial Automobile Leasing Trust 2021-3

GMCAR182	GM Financial Consumer Automobile Receivables Trust 2018-2

GMCAR193	GM Financial Consumer Automobile Receivables Trust 2019-3

GMCAR194	GM Financial Consumer Automobile Receivables Trust 2019-4

GMCAR203	GM Financial Consumer Automobile Receivables Trust 2020-3

GMCAR204	GM Financial Consumer Automobile Receivables Trust 2020-4

GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1

GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2

NAVIENT151	Navient Student Loan Trust 2015-1

NAVIENT152	Navient Student Loan Trust 2015-2

NAVIENT153	Navient Student Loan Trust 2015-3

NSLT043	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3

NSLT044	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4

NSLT051	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1

NSLT052	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2

NSLT053	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3

NSLT054	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4

NSLT061	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1

NSLT062	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2

NSLT063	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3

NSLT071	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1

OAKWOOD2000C	Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass-Through Certificates

OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates

SDART173	Santander Drive Auto Receivables Trust 2017-3

SDART181	Santander Drive Auto Receivables Trust 2018-1

SDART182	Santander Drive Auto Receivables Trust 2018-2

SDART183	Santander Drive Auto Receivables Trust 2018-3

SDART184	Santander Drive Auto Receivables Trust 2018-4

SDART185	Santander Drive Auto Receivables Trust 2018-5

SDART191	Santander Drive Auto Receivables Trust 2019-1

SDART192	Santander Drive Auto Receivables Trust 2019-2

SDART193	Santander Drive Auto Receivables Trust 2019-3

SDART201	Santander Drive Auto Receivables Trust 2020-1

SDART202	Santander Drive Auto Receivables Trust 2020-2

SDART203	Santander Drive Auto Receivables Trust 2020-3

SDART204	Santander Drive Auto Receivables Trust 2020-4

SDART211	Santander Drive Auto Receivables Trust 2021-1

Appendix A-1